Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT: Hilary Ginsberg	NYSE: ARI
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. ANNOUNCES THE

APPOINTMENT OF JAI AGARWAL TO CHIEF FINANCIAL OFFICER

New York, NY, May 23, 2016 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI), today announced the Board of Directors appointed Jai Agarwal to the positions of Chief Financial Officer, Secretary and Treasurer of the Company, effective June 1, 2016. Mr. Agarwal will replace Megan Gaul, who informed the Board of Directors of her resignation from these positions in January 2016.

“We are thrilled to welcome Jai to the ARI team and we are confident his leadership and experience will benefit the Company and our stockholders as we continue to grow ARI’s business,” said Stuart Rothstein, Chief Executive Officer and President of the Company. “Jai will work with Megan to transition her responsibilities. We thank Megan for her tremendous contribution to ARI and we wish her well with her future endeavors.”

Mr. Agarwal brings more than fifteen years of experience in the commercial real estate finance industry to ARI. Prior to joining ARI, he served as the Chief Financial Officer of CM Finance Inc., a NASDAQ-listed business development company. Prior to CM Finance Inc., Mr. Agarwal held positions in finance and accounting at Capital Trust, an NYSE-listed commercial mortgage REIT, The Blackstone Group LP and iStar Financial, Inc., another NYSE-listed commercial mortgage REIT. He is a Certified Public Accountant.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, invests in, acquires and manages performing commercial real estate first mortgage loans, subordinate financings, commercial mortgage-backed securities and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $172.5 billion of assets under management at March 31, 2016.

Additional information can be found on the Company’s website at www.apolloreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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